Exhibit 10.1

NON-EXCLUSIVE LICENSE AGREEMENT

This Non-Exclusive License Agreement (hereinafter “Agreement”) dated July 30th, 2012 is entered into between Helicos Biosciences Corporation (hereinafter “LICENSOR”), a Delaware corporation having a principal place of business at One Kendall Square, Cambridge, Massachusetts 02138, United States, and Intelligent Biosystems Inc (hereinafter “LICENSEE”), a corporation having a principal place of business at 34 Bear Hill Road, Waltham, MA 02451. LICENSOR and LICENSEE are hereinafter jointly referred to as the “PARTIES” and individually referred to as a “PARTY.”

PREAMBLE

WHEREAS LICENSOR owns certain United States patents: U.S. Patent 6,309,836, U.S. Patent 6,639,088, U.S. Patent 7,276,720, U.S. Patent 7,279,563, U.S. Patent 7,593,109, U.S. Patent 7,948,625, U.S. Patent 8,094,312 (hereinafter referred to as the “Licensed Patents”);

WHEREAS LICENSEE wishes to obtain a non-exclusive license to the Licensed Patents for the Licensed Field;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the PARTIES hereby agree as follows:

1. DEFINITIONS

As used above and throughout this Agreement, the definitions of the following terms shall have the meanings set forth below:

1.1                                 Affiliate” shall mean any corporation, partnership or other business organization which either Party directly or indirectly controls or any company by which either Party is controlled by or is under common control. For the purpose of this Agreement “control” shall mean the holding of 50% (fifty percent) or more of the voting stock or other ownership interests of the corporation or business entity involved

1.2                                 Licensed Patents—means: U.S. Patent 6,309,836, U.S. Patent 6,639,088, U.S. Patent 7,276,720, U.S. Patent 7,279,563, U.S. Patent 7,593,109, U.S. Patent 7,948,625, U.S. Patent 8,094,312, as well as issued U.S. and foreign counterparts and pending or issued U.S. and foreign applications that claim priority thereto, including all continuations, continuations-in-part, divisionals, reissues, and reexaminations.

1.3                                 Licensed Field—means: products and services made, used, sold, and/or imported by LICENSEE under LICENSEE’s own branding, and excluding products and services for which LICENSEE is a distributor for an unlicensed party.

1.4                                 Licensed Products—means: products in the Licensed Field.

1.5                                 Licensed Services—means: services in the Licensed Field.

1.6                                 Licensed Territory—means: worldwide.

1.7                                 OEM Customer— means: a third party who purchases Licensed Products for re-sale.

1.8                                 Effective Date of this Agreement—means: the first date written above.

2. NON-EXCLUSIVE LICENSE

2.1                                 LICENSOR hereby grants to LICENSEE and its Affiliates non-exclusive license in and to the Licensed Patents, including a non-exclusive right to make, have made, import, use, offer for sale, ell and have sold Licensed Products and Licensed Services in the Licensed Territory.

2.2                                 LICENSEE and its Affiliates shall mark the Licensed Products and Licensed Services with the applicable Licensed Patents, in accordance with the applicable patent marking laws, such patent marking being provided by LICENSOR.

2.3                                 The non-exclusive license granted herein expressly excludes any right of LICENSEE to sublicense the non-exclusive rights granted herein, and expressly includes the right of LICENSEE to have the Licensed Products sold by distributors and OEM Customers.

2.4                                 The non-exclusive license granted herein shall not be assignable or transferable by LICENSEE in whole or in part to any non-Affiliate except as provided in Sections 2.5 and 9.1 below.

2.5                                 In the event that a controlling interest in LICENSEE is acquired by another entity, the non-exclusive license granted herein shall be limited to Licensed Products and Licensed Services originally developed by LICENSEE in the Licensed Field prior to the date upon which the controlling interest was acquired, and shall expressly exclude any products or services originally developed by any acquiring entity, before or after the date upon which the controlling interest was acquired.

3. LICENSE FEE

3.1                                 LICENSEE shall pay LICENSOR a one-time, non-refundable, non-creditable License Fee of one million six hundred thousand U.S. dollars ($1,600,000) upon execution of this Agreement. The License Fee shall be paid by delivery of an amount of cash payable by wire transfer of immediately available funds to the account specified by LICENSOR.

4. LICENSEE’S REPRESENTATIONS AND WARRANTIES

4.1                                 LICENSEE hereby represents and warrants to LICENSOR that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of LICENSEE, and no other proceedings on the part of LICENSEE are necessary to authorize this Agreement to which it is a PARTY or to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by LICENSEE and constitutes the legal, valid, and binding agreement of LICENSEE, enforceable against LICENSEE in accordance with its terms; and (c) LICENSEE is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it was formed.

4.2                                 Except for the representations and warranties provided in this Article 4, or otherwise expressly provided in this Agreement, LICENSEE makes no representations and warranties of any kind or any nature, whether expressed or implied.

5. LICENSOR’S REPRESENTATIONS AND WARRANTIES

5.1                                 LICENSOR hereby represents and warrants to LICENSEE that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of LICENSOR, and no other proceedings on the part of LICENSOR are necessary to authorize this Agreement to which it is a PARTY or to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by LICENSOR and constitutes the legal, valid, and binding agreement of LICENSOR, enforceable against LICENSOR in accordance with its terms; and (c) LICENSOR is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it was formed.

5.2                                 LICENSOR hereby represents and warrants to LICENSEE that LICENSOR is the sole and exclusive owner of the Licensed Patents and that LICENSOR has the right to grant the rights granted herein.

5.3                                 Except for the representations and warranties provided in this Article 5, or otherwise expressly provided in this Agreement, LICENSOR makes no representations and warranties of any kind or any nature, whether expressed or implied.

6. PATENT PROTECTION AND ENFORCEMENT

6.1                                 During the term of this Agreement, LICENSOR shall have sole discretion over prosecution and maintenance of the Licensed Patents, and all expenses for said prosecution and maintenance shall be borne by LICENSOR.

6.2                                 During the term of this Agreement, LICENSOR shall have sole discretion over enforcement of the Licensed Patents. In the event that LICENSOR initiates a patent infringement lawsuit against an accused infringer of any Licensed Patent, all expenses shall be borne by LICENSOR. LICENSOR shall be entitled to receive the entirety of any recovery and/or damages awarded as a result of any such lawsuit.

7. TERM AND TERMINATION

7.1                                 This Agreement shall take effect upon the Effective Date of this Agreement, and shall terminate upon the expiration of the last of the Licensed Patents, unless earlier terminated pursuant to this section.

7.2                                 This Agreement may be terminated by either PARTY in the event of any material breach of this Agreement by the other PARTY not cured within thirty (30) days after notification thereof by the other PARTY. Such termination notice shall be in writing and shall set forth the date on which the Agreement is terminated.

7.3                                 This Agreement may be terminated by LICENSOR in the event of any challenge by LICENSEE to any of LICENSOR’s rights in and to the Licensed Patents, or any challenge by LICENSEE to the validity and/or enforceability of the Licensed Patents.

7.4                                 LICENSEE may terminate this Agreement at any time.

7.5                                 All rights and licenses granted under or pursuant to this Agreement by LICENSOR to LICENSEE are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, or replacement provision therefore (the “Code”), licenses to rights to “intellectual property” as defined in the Code. The PARTIES agree that LICENSEE, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The PARTIES further agree that, in the event of the commencement of bankruptcy proceedings by or against LICENSOR under the Code, LICENSEE shall be entitled to retain all of its rights under the Agreement.

7.6                                 Termination under this Article 7 shall be in addition to all the rights and remedies that either PARTY may have at law or in equity.

8. CONFIDENTIALITY

8.1                                 The PARTIES hereby agree that the terms of this Agreement and the non-exclusive license granted herein are and shall remain confidential information, and that disclosure of such confidential information by either PARTY would result in a material breach of this Agreement, except as provided in this Article 8.

8.2                                 LICENSEE shall not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of LICENSOR without LICENSOR’s prior written permission. LICENSEE shall not be restricted in using any material that is publicly available, already in LICENSEE’s possession, or known to LICENSEE without restriction, or that is rightfully obtained by LICENSEE from sources other than LICENSOR, except as provided in this Article 8.

8.3                                 Except as required by law, no PARTY shall make any announcement, press release or other public statement relating in any manner to this Agreement, the terms hereof, or the relationship of the PARTIES hereto without first obtaining the written consent of the other PARTY to the statements to be made. Such consent shall not be unreasonably withheld or delayed. The PARTIES acknowledge and agree that each PARTY may make all public disclosures relating to the transactions contemplated by this Agreement required under the applicable Laws of the Securities and Exchange Commission without the other PARTY’s consent, and that, once made, such PARTY may continue to make public disclosures containing the same or similar information.

8.4                                 The PARTIES acknowledge and agree that, in accordance with the procedure hereinafter described, or otherwise required by law, each PARTY may make all disclosures requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process. In the event that either PARTY or any of its representatives, advisors, consultants, or affiliates is requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any confidential information, such PARTY shall notify the other PARTY of the request or requirement so that the other PARTY may seek an appropriate protective order or waive compliance with the provisions of this Section 8.4.

9. MISCELLANEOUS PROVISIONS

9.1                                 This Agreement shall bind and inure to the benefit of the successors and assigns, if any, of the PARTIES hereto. Notwithstanding the above, this Agreement and the non-exclusive license granted herein, along with the benefits derived therefrom, shall not be assignable or transferable by LICENSEE in whole or in part to any non-Affiliate without the prior written consent of LICENSOR, which consent may be withheld in the sole discretion of LICENSOR, except as provided in Section 2.5 above.

9.2                                 No waiver by either PARTY, express or implied, of any breach of any term, condition, or obligation of this Agreement by the other PARTY shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this Agreement of the same or different nature.

9.3                                 This Agreement contains the entire agreement between the PARTIES. Any other representations or modifications concerning this Agreement shall have no force or effect, except by subsequent modification in writing signed by the PARTIES.

9.4                                 This Agreement, and all matters connected with the performance thereof, shall be construed in accordance with the laws of the United States and the Commonwealth of Massachusetts. It is the intention of the PARTIES to make this Agreement binding only to the extent that it may be lawfully done under existing laws.

9.5                                 Any dispute hereunder shall exclusively be submitted to arbitration to be held in Boston in accordance with the rules of the American Arbitration Association then in effect. The arbitration tribunal shall consist of one (1) arbitrator appointed by mutual agreement of the PARTIES. The arbitration award shall be final and binding between the PARTIES. The successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled.

9.6                                 If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9.7                                 This Agreement does not create an agency or partnership relationship between the PARTIES, and in no event shall either PARTY, or any of its employees, agents, servants, or contractors be deemed agents or employees of the other PARTY. Neither PARTY has any authority to bind or obligate or incur any liability on behalf of the other, and no such authority shall be implied.

9.8                                 Neither PARTY shall be held liable or responsible to the other PARTY nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any term of this AGREEMENT when such failure or delay is caused by or results from causes beyond the reasonable control of the affected PARTY, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions, or delays in acting by any governmental authority.

9.9                                 This Agreement does not confer to LICENSEE any rights in LICENSOR’s trademarks, service marks, copyrights, trade secrets, or other intellectual property apart from the Licensed Patents.

9.10                           All notices required by this Agreement shall be made by personal delivery, commercial courier (such as Federal Express, DHL and the like), or certified mail to the addresses shown above or such other addresses as the PARTIES may subsequently designate.

IN WITNESS WHEREOF, the PARTIES have affixed their signatures as of the Effective Date.

LICENSOR:		LICENSEE:

Helicos Biosciences Corporation		Intelligent Biosystems Inc.

By:	/s/ Jeffrey R. Moore	By:	/s/ Roland Sackers

Name:	Jeffrey R. Moore	Name:	Roland Sackers

Title:	SVP & CFO	Title:	CFO

Date:	7/31/2012	Date:	07/30/2012